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                       NUEVO GRUPO IUSACELL, S.A. DE C.V.
 OFFER TO EXCHANGE AMERICAN DEPOSITARY SHARES OF NUEVO GRUPO ISUACELL, S.A. DE
                                      C.V.
                                      FOR
  AMERICAN DEPOSITARY SHARES OF GRUPO ISUACELL, S.A. DE C.V. ON A ONE-FOR-ONE
                                     BASIS

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M. NEW YORK CITY TIME (5:00 P.M. MEXICO CITY TIME) ON FEBRUARY 29, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE")

                                                                January 31, 2000

To Brokers, Dealers, Banks, Trust Companies, Custodians and Other Nominees:

     Enclosed for your consideration, and for forwarding to your clients, is a group of documents relating to the offer by Nuevo Grupo Iusacell, S.A. de C.V., referred to in the Prospectus as NEW IUSACELL, to exchange its ADSs for any and all outstanding series D and series L ADSs of Grupo Iusacell, S.A. de C.V., referred to in the Prospectus as OLD IUSACELL, on a one-for-one basis. Each New Iusacell ADS represents 10 series V shares of New Iusacell common stock and each Old Iusacell series D ADS and series L ADS represents 10 series D or L shares of Old Iusacell common stock, respectively. New Iusacell series V ADSs are listed on the New York Stock Exchange under the symbol CEL and its series V shares are listed on the Mexican Stock Exchange. TO PARTICIPATE IN THE EXCHANGE OFFER, A HOLDER OR BENEFICIAL OWNER MUST TENDER ALL OF ITS OLD IUSACELL ADSS.

     The following documents are enclosed:

     1. The Prospectus for the Exchange Offer; and

     2. A form of letter that may be sent by you to your clients for whom you hold Old Iusacell ADSs, which includes a separate form for use by your clients to convey to you instructions to tender their Old Iusacell ADSs in the Exchange Offer.

     3. A notice to holders of American Depositary Receipts evidencing ADSs representing Series D and L shares of Old Iusacell.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

New Iusacell will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Iusacell ADSs pursuant to the Exchange Offer. New Iusacell will reimburse each Holder's Agent, including brokers, dealers, banks, trust companies, custodians and other nominees, for customary handling and mailing expenses incurred in forwarding the enclosed materials to their clients. New Iusacell intends to pay all security transfer taxes and deposit fees, if any, applicable to the transfer of any New Iusacell ADSs pursuant to the Exchange Offer, unless the holder tendering Old Iusacell ADSs differs from the person receiving New Iusacell ADSs or if a transfer tax is imposed for any reason other than the transfer of New Iusacell ADSs pursuant to the Exchange Offer, in which case the amount of any fees or taxes shall be paid by the transferor.

     A Holder's Agent who has been timely instructed by a holder of Old Iusacell ADSs to tender such Old Iusacell ADSs in the Exchange Offer must determine if the Old Iusacell ADSs are held as (i) Old Iusacell ADSs held in book-entry from (generally referenced by CUSIP numbers 40049W207 for the Old Iusacell ADSs representing series D shares and 40049W306 for the Old Iusacell ADSs representing series L shares) or (ii) Old Iusacell ADSs in certificated form registered in the name of the holder.

     IN THE CASE OF OLD IUSACELL ADSS HELD IN BOOK-ENTRY FORM, the Holder's Agent should arrange for instructions to be transmitted to the DTC participant holding such Old Iusacell ADSs through its DTC
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account to tender such Old Iusacell ADSs in the Exchange Offer to the Exchange
Agent prior to the Expiration Date. In the event one or more brokers, dealers, banks, trust companies, custodians or other nominees acts as an intermediary between such Holder's Agent and such DTC participant, instructions to arrange for such Old Iusacell ADSs to be tendered should be delivered to such intermediary to be forwarded to such DTC participant. New Iusacell ADSs will be delivered to the account of the Holder's Agent in book-entry form through the same DTC participant that delivered the tendered Old Iusacell ADSs.

     A DTC participant will tender on behalf of the Holder's Agent the Old Iusacell ADSs held book-entry form by both:

          (i) delivering such Old Iusacell ADSs by means of book-entry transfer into the DTC account which is maintained for such purpose by or on behalf of the Exchange Agent and which will be established by the Exchange Agent promptly after the commencement of the Exchange Offer (the "EXCHANGE AGENT'S DTC ACCOUNT"), and

          (ii) transmitting to, and receiving confirmation from, the Exchange Agent's DTC Account through the facilities of DTC a message that such participant has received and agrees to be bound by the terms and conditions set forth in the Prospectus with respect to the exchange of the tendered Old Iusacell ADSs for New Iusacell ADSs (the "AGENT'S MESSAGE").

     The Holder's Agent shall be deemed to have caused the delivery by the DTC participant of such Agent's Message to the Exchange Agent, and thereby agreed
(a) to be bound by, and to bind the holder on whose behalf the Holder's Agent has acted, to the terms and conditions of the Exchange Offer as set forth in the Prospectus and (b) that New Iusacell and the Exchange Agent may enforce such agreement against the Holder's Agent and such holder.

     IN THE CASE OF OLD IUSACELL ADSS HELD IN CERTIFICATED FORM, the Holder's Agent should arrange to have such ADSs held in book-entry form, as described in the Prospectus under "The Exchange Offer -- How to Tender" and "Exchange Offers Procedures," and then the applicable procedures described above should be followed.

     Old Iusacell ADSs being tendered must be delivered to the Exchange Agent in accordance with the procedures described in the Prospectus on or before the Expiration Date, as there will be no guaranteed delivery procedures permitting delivery after the Expiration Date.

     Your solicitation of tenders of Old Iusacell ADSs will constitute your representation to New Iusacell and its agents that (i) in connection with such solicitation, you have complied with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, and any other applicable securities and blue sky regulations, (ii) if you are a foreign broker or dealer, you have conformed with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in making solicitations and (iii) in soliciting tenders of Old Iusacell ADSs, you have not used any solicitation materials other than those furnished by New Iusacell.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders or beneficial owners of Old Iusacell ADSs residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In addition, with respect to jurisdictions outside the United States, the Exchange Offer is subject to the applicable legends set forth in the Plan of Distribution section of the Prospectus.

     If you do not tender your Old Iusacell ADSs in the exchange offer, you will be deemed to have instructed the Old Iusacell ADS depositary to exchange the Old Iusacell shares underlying your ADSs for New Iusacell series V shares. Upon expiration of the exchange offer, the Old Iusacell ADS deposit agreements will be deemed terminated. If you did not tender your Old Iusacell ADSs in the Exchange Offer, during the 30 day period, you may contact the Old Iusacell depositary and request that your untendered Old Iusacell ADSs be converted into series V shares.

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If you do not exchange your Old Iusacell ADSs or convert them to series V shares, then, following the termination of the Old Iusacell ADS deposit agreements, the Old Iusacell ADS depository will sell the series V shares underlying your untendered Old Iusacell ADSs and you will be entitled to receive the proceeds from the sale, less fees and expenses.

     The Exchange Agent is:

     The Bank of New York at:

       101 Barclay Street Floor 21 West New York, New York 10286 Fax:
       212-815-6213

     As described above, the only materials that should be sent directly to the Exchange Agent at its address in New York are: (i) Old Iusacell ADSs to be delivered through the book-entry transfer facilities at DTC and (ii) Agent's Letters to be delivered through the book-entry transfer facilities at DTC only by DTC participants. All other materials received by the Exchange Agent will be returned.

     If you are exchanging Old Iusacell shares you should contact the Exchange Agent at (800) 507-9357 or New Iusacell's General Counsel at +525-109-4400 for information as to the procedures to follow.

     If you have any questions about the exchange offer, including procedure for tendering Old Iusacell ADSs, you should contact New Iusacell's General Counsel at +525-109-4400.

                                          Very truly yours,

                                          Nuevo Grupo Iusacell S.A. de C.V.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AGENT OF NEW IUSACELL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY MATERIAL ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE MATERIAL ENCLOSED HEREWITH AND THE STATEMENTS MADE IN THE PROSPECTUS.

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